Exhibit 4.5
Specimen Unit Certificate

NUMBER	___ UNITS
U-___
SEE REVERSE FOR
CERTAIN DEFINITIONS
T3 MOTION, INC.
CUSIP: ___
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
TWO WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK
     THIS CERTIFIES THAT                                          is the owner of                      Units.
     Each Unit (“Unit”) consists of one (1) share of common stock, par value $.001 per share (the “Common Stock”), of T3 Motion, Inc., a Delaware corporation (the “Corporation”), one (1) Class H warrant (“Class H Warrant”) and one (1) Class I warrant (the “Class I Warrant”). The Class H Warrant entitles the holder to purchase one (1) share of Common Stock for $3.00 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Class H Warrant will become exercisable on            , 2011 [3 months after the effective date of the registration statement relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on            , 2012 [9 months after the effective date of the registration statement relating to the initial public offering of the Units], or earlier upon redemption (the “Expiration Date”). The Class I Warrant entitles the holder to purchase one (1) share of Common Stock for $5.25 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Class I Warrant will become exercisable on            , 2011 [3 months after the effective date of the registration statement relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on            , 2016 [5 years after the effective date of the registration statement relating to the initial public offering of the Units] (the “Expiration Date”). The Common Stock and the Warrant comprising the Units represented by this certificate are not transferable separately prior to            , 2011 [3 months after the effective date of the registration statement of the public offering of the Units], subject to earlier separation upon the election of the representative of the underwriters. The terms of the Class H and Class I Warrants are governed by a Warrant Agency Agreement, dated as of            , 2011 (“Warrant Agreement”), between the Corporation and Securities Transfer Corporation (the “Warrant Agent”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. This Unit Certificate shall be governed in accordance with the laws of the State of Delaware. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 2591 Dallas Parkway Suite 102, Frisco, Texas 75034, and are available to any Warrant holder on written request and without cost.
     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.
T3 MOTION, INC.
CORPORATE
DELAWARE
SEAL
2011

By:
	President	Secretary

Countersigned By:
Transfer Agent
T3 MOTION, INC.
The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —	___ Custodian ___

TEN ENT—	as tenants by the entireties		(Cust) (Minor)

JT TEN —	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act ___
(State)
     Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                          HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                         UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                          ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).